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Statement re: Computation of Per Share Earnings                     EXHIBIT 11.1


                              STEEL DYNAMICS, INC.

                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                 (amounts in thousands, except per share data)


                                                          for Three Months Ended
                                                        ---------------------------
                                                        March 30,         March 31,
                                                          1996               1997
                                                        ---------         ---------



Weighted average shares outstanding ...............       28,773            47,838
Adjustment for Staff Accounting Bulletin
  No. 83 ..........................................        3,892
Dilutive effect for options and warrants ..........       N/A(a)            N/A(a)
                                                        ---------         ---------
Adjusted weighted average shares outstanding ......       32,665            47,838
                                                        =========         =========
Net income (loss) .................................     $(11,304)          $14,585
                                                        =========         =========
Net loss per share ................................     $  (0.35)(b)       $  0.30(b)
                                                        =========         =========



(a) Net income (loss) per share for the quarters ended March 30, 1996 and March 31, 1997 were calculated by dividing net income (loss) by the weighted average number of shares of common stock outstanding including the anti-dilutive effect of shares issued from September 23, 1995 through September 23, 1996 using the treasury stock method. Net income per share for the quarter ended March 31, 1997 excludes the anti-dilutive effect of common stock equivalents.

(b) Fully diluted earnings per share is the same as primary earnings per share.





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